UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2015

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Alon USA Energy, Inc. ("Company") was held on May 5, 2015. A total of 65,191,942 shares of the Company's common stock were present or represented by proxy at the meeting, representing more than 93% of the Company's shares outstanding as of the March 23, 2015 record date. The matters submitted for a vote and the related results are as follows:

Proposal 1: To elect eleven directors to serve until the 2016 annual meeting or until their respective successors are elected and have been qualified. The results of the votes cast were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Wiessman	40,765,870	21,875,614	2,550,458
Jeff D. Morris	48,272,377	14,369,107	2,550,458
Amit Ben Itzhak	45,755,756	16,885,728	2,550,458
Boaz Biran	37,203,534	25,437,950	2,550,458
Shraga Biran	45,734,329	16,907,155	2,550,458
Ilan Cohen	61,350,963	1,290,521	2,550,458
Yonel Cohen	45,756,486	16,884,998	2,550,458
Ron W. Haddock	60,379,558	2,261,926	2,550,458
Yeshayahu Pery	61,811,649	829,835	2,550,458
Dr. Zalman Segal	61,360,429	1,281,055	2,550,458
Mordehay Ventura	43,336,435	19,305,049	2,550,458

Proposal 2: To ratify the appointment of KPMG LLP as Alon's independent registered public accounting firm for 2015. The results of the votes cast were as follows:

Votes For	Votes Against	Votes Abstained
64,711,094	272,711	208,137

Pursuant to the foregoing votes, Proposals 1 and 2 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.

Date:	May 8, 2015	By:	/s/ James Ranspot
James Ranspot
Senior Vice President, General Counsel and Secretary